FOURTH AMENDMENT TO LETTER
LOAN AGREEMENT

This Fourth Amendment to Letter Loan Agreement ("Fourth Amendment") is made, and entered into effective as of January 8, 2011, by and between FIRST STREET SURGICAL CENTER, L.P., a Texas limited partnership (the "Borrower"), and THE BANK OF RIVER OAKS (the "Lender").

RECITALS:

A.      Borrower and Lender have previously executed a Letter Loan Agreement (the "Lean Agreement") dated January 8, 2008, covering financial arrangements between Borrower and Lender as contained therein.

B.       Borrower and Lender have previously modified the terms and provisions of the Loan Agreement by instruments dated June 1, 2008, January 8, 2009, and January 8, 2010, to which reference is hereby made for all purposes, and which instruments are included in all references to the Loan Agreement.

C.       Borrower and Lender have agreed to modify certain provisions of the Loan Agreement,

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.        Recitals, Definitions and References. The foregoing recitations are true and correct. Each of the terms used herein, which are riot otherwise defined or modified but which are defined in the Loan Agreement, shall have the meaning therein ascribed to them.

2.        Modification of Loan Agreement. The Loan Agreement is modified as follows:

A.	Section 1(b) is modified to extend the Termination Date to January 8, 2012,

B.	Section 15(b) is modified in its entirety to read as follows:

(b)
Borrower's Quarterly. Within 45 days of the last day of each operating quarter, Borrower shall provide financial reports for Borrower and the Collateral including, but not limited to, a balance sheet, and income statements acceptable to Lender.

C.	A new Section 15(i) is added as follows:

(1)	Accounts Receivables Aging. Within 45 days of the last day of each month, Borrower shall provide an accounts receivable aging report, in form and detail satisfactory to Lender.

3.        Release and Waiver of Claims. In consideration of (0 the modification of certain provisions of the Loan and Loan Documents, as herein provided, and (ii) the other benefits received by Borrower hereunder, Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender, as well as its predecessors, successors, assigns, agents, officers, directors, employees and representatives, of and from any and all chutes, demands, actions and Owes of action of any and every kind or character, past or present, which Borrower may have against Lender and its predecessors, successors, assigns, agents, officers, directors, employees, and representatives arising out of or with respect to (a) any right or power to bring any claim against Lender for usury or to pursue any cause of action against Lender based on any claim of usury and (b) any and all transactions relating to the Loan or Loan Documents, occurring prior to the date hereof; including any loss, cost or damage of any, kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender, and, its predecessors, successors, Assigns, agents, officers, directors, employees, and representatives, inch; ding any breach of fiduciary duty,  breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic. coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mention distress, tortuous interference with contractual relations, tortuous interference corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy, but in each case only to the extent permitted by applicable law.

4.       Reaffirmation of Representations and Warranties. Borrower represents and warrants that (a) the representations and warranties contained in the Loan Agreement are true and correct in all material respects. as of the date of this Fourth Amendment, (b) no condition, Act or event *Alia could constitute an Event of Default under the Lean Agreement exist4 and (C) no condition, elem., act or omission has occurred, which, with the giving of notice passage of time, would constitute an Event of Default under the Loan Agreement.

5.       Ratification of Loan Agreement. In all other respects, the Loan Agreement, as amended by this Fourth Amendment, is ratified and confirmed. All other terms and provisions of the Loan Agreement shall remain. in full force and effect as originally executed or amended. In the event there is a conflict between the terms and provisions of this Fourth Amendment and the Loan Agreement as originally executed and/or amended, the terms and provisions of this Fourth Amendment shall control.

6,        Miscellaneous, This Fourth Amendment (a) shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; (b) May be modified or amended only by a writing signed by each party. hereto; (0) may executed by facsimile signatures and iii several or separate counterparts, and each counterpart; when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d). embodies the entire agreement and understanding between the parties with respect to the subject Matter hereof and supersedes all prior agreements, consents and understandings in relating to the subject matter hereof. The headings in this Fourth Amendment shall be accorded no significance in interpreting this instrument.

1.        Final Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL. AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

2

EXECUTED effective for all purposes as of the date first above written.

BORROWER:

FIRST STREET SURGICAL CENTER, L.P.

By: FIRST SURGICAL PARTNERS,
a Texas limited liability company,
its General Partner

	By:	/s/ Tony Rotondo
Tony Rotondo, Member

	By:	/s/ Jacobo Varon
Jacobo Varon, M.D., Member
LENDER:

By:
Name:
Title:

MODIFICATION, RENEWAL AND EXTENSION AGREEMENT

THE STATE OP TEXAS §

COUNTY OF HARRIS

This Modification, Renewal and Extension. Agreement (" AAA4.-miii,..;) is entered into effective as of January 8, 2011, by and between FIRST STREET SULGIML CENTER, L.P., a Texas limited partnership (the "Borrower"), FIRST STREET HOLDINGS, LTD., a Texas limited partnership (the "Grantor,"), and THE BANK OF RIVER OAKS (the "Lender").

RECITALS:

A.       Borrower is legally obligated to pay to Lender all sums due and owing under that certain Promissory Note dated January 8,2008, in the original principal amount of $750,000.00 executed by Borrower and payable to the order of Lender in accordance with the terms set forth therein (the 'Note").

B.       The Note is secured by, among other instruments, die following (the "Security Instruments"):

(i)
Deed of Trust and Security Agreement cloven date with the Note, executed by the Grantor to ANDY LANE, Trustee, for the benefit of Lender, duly recorded under County Clerk's File Number 20080040866, in the Official Public Records of Real Property of Harris County, Texas,

(ii)
Deed of Trust and Security Agreement of even date with the Note, executed by the Grantor to ANDY LANE, Trustee, for the benefit of Lender, duly recorded under County Clerk's File Number 20080040867, in The Official Public Records of Real Property of Harris County, Texas.

(iii)
Assignment of Leases and Rena of even date with the Note, executed by Grantor for benefit of Lender, duly recorded under County Clerk's File Number 20080040868, in the Official Public Records of Real Property of Harris County, Texas.

(iv)
Subordinate Assignment of Leases and Rents acne date with the Note, executed by Grantor for benefit of Lender, drily recorded under County Clerk's File Number 20080040869, in the Official Public Retort's of Real Property Of Harris County, Tarns.

C.       The Note is secured by the liens created or mentioned by one or more oldie Security Instruments against the following described real property located in Harris County, Texas (the "Property");

Tract1 :
0.1893 acre tract of land out of Block. Two (2), TOWN OF BELLAIRE,according to the map or plat the real recorded in Volume 3, Page 59 of the Map Records of Harris County, Texas, and being more fully described by metes and bounds on Exhibit "A" attached hereto,

Tract 2:
0.4821 acre tract of land in Block Three (3) of the TOWN OF BELLAIRE,. according to the map or plat thereof recorded in Volume 3, Page 59 of the Map Records of Harris County, Texas, and also including the adjoining North 1/2 of a ten foot wide alley described in Quitclaim Deed recorded under Harris County Clerk's File No. S228250; said 0.4281 acre tract being more fully described by metes and bounds on Exhibit "A" attached hereto, and

Tract 3:
All rights in and to an overhead walkway or pedestrian bridge and the air apace above the vertical clearance height of approximately thirteen (13) feet above that 2,380 square feet portion of Chestnut Street, Bellaire, Harris County, Texas, described in Exhibit "A" attached, and as described in that Consent to Encroachment executed by the City of Bellaire to Jacob Varon, Trustee, and First Street Holdings, Ltd, recorded under Harris County Clerk's File No. Y820021.

D.       The Note and Security Instruments were previously modified, renewed, and extended by instruments dated January 8, 2009, and January 8, 2010, duly recorded under Harris County Clerk's File Number 20090179411 and 20100061741, to which reference is hereby made for all purposes.

E.       Borrower, Grantor, and Lender have agreed to modify certain provisions of the Note and Security Instruments.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the premises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower, Grantor, and Lender agree as follows:

1.       Recitals, Definitions and References. The foregoing recitations are true and correct. Each of the terms used herein, which are not otherwise defined or modified but which are defined in the Note, shall have the meaning therein ascribed to them.

2.       Outstanding Balance. Borrower and Lender acknowledge that the outstanding balance of the Note, as of the effective date hereof, is 8730,000.00.

3.       Revolving Line. of Credit. Borrower and Lender acknowledge that the Note establishes a revolving line of credit, and therefore, Borrower promises to pay the order Of Lender, the stun of 5750,000.00, or the unpaidprincip.al balance outstanding from all advances made under the Note in accordance with the terms of the Letter Loan Agreement dated January 8, 2008;by and between' Borrower and Lender, as amended.

4.       Renewal and Extension of Maturity Date. The maturity date of the. Note is extended to January 8, 7912. The liens created or mentioned by the Security Instruments are renewed, extended. ratified, and confirmed by Borrower and Grantor in all respects, except to the extent the same have previously been released in writing by Lender.

5.       Interest Rate. Interest shall accrue on the principal balance of the Note, from and after the effective date hereof until maturity, at a rate per annum which shall front day to day be equal to the lesser of (a) Contract Rate or (b) the Maximum Rate. Notwithstanding anything else herein to the contrary, prior to an Event of Default, the Contract Rate' shall never be less than 5.75% per annum.

6.       Required Payments. Prom and after the effective date of this Agreement, interest cob', accruing and to accrue on the Note, shall be due .and payable monthly as it accrues on the 8th day of each calendar Mouth; beginning February 8, 2611, and continuing regularly thereafter until January 2012, when the entire amount, principal and interest then remaining unpaid, shall be due and payable.

7.       Miscellaneous.

A.      Borrower, Grantor, and Lender agree that this Agreement modifies, renews and extends the Note and Security Instruments, but in no way acts as a release, satisfaction, discharge, or relinquishment of any of the liens, security interests and rights securing payment of the Note, including without limitation, the liens treated by the Security. Instruments against the Property. 13otrower, Grantor, and Lender expressly agree the intent of this Agreement is to modify, renew and extend the terms of the Note and, Security Instrumental and shall not constitute and shall not be construed as a novation of the Note or Security Instruments. In the event of an inconsistency between this Agreement and the terms of the Note and Security Instruments, this Agreement shall govern.

B.       Borrower agrees to pay all costs and expenses incurred. by Lender in connection with the execution and administration of this Agreement, the modification of the Note and Security Instruments and any other documents executed in connection herewith,

C.       Borrower and Gran to ratify affirm, reaffirm, acknowledge, confirm, and agree that the Note and Security Instruments, as herein amended, .represent the valid, binding and enforceable obligation of Borrower end Grantor.. Borrower and Grantor further acknowledge that there are no existing claims, defenses (personal or otherwise), or rights of setoff whatsoever with respect to the Note and that no event has occurred and no condition exists which would constitute a default under the Note, any of the Security Instruments, or this Agreement, either with or without notice or the lapse of time, or both.

D.       Notwithstanding anything to the contrary contained herein or inferred hereby, or contained in any other instrument executed by Borrower, Grantor, or Lender, or in any other action undertaken by Borrower, Grunter, or Lender on or before the date hereof, the agreements, covenants, and provisions contained in this Agreement shall constitute the only evidence °Mender's consent to modify, renew and. exceed the terms and provisions of the Note and Security Instruments in the manner set forth herein. Accordingly, no expressed or implied consent teeny further modifications of the Note or the Security Instruments, whether any such  modifications involve any of the matters contained in this Agreement or otherwise, shall be inferred or implied from Lender's execution of this Agreement unless evidenced by an expressed written agreement executed by Lender. Ruttier, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirements that any Anther modifications of the Note or any of the Security Instruments shall require the express written approval of Lender, no such approval (either express or implied) having been given as of the date hereof.

E.       Whenever the context so requires, references herein to the singular number shall include the plural, and likewise the plural shall include the singular; words denoting gender shell be construed to include the masculine, feminine, and neuter, where appropriate. If Borrower consists of more than one party, the obligations of each party constituting Borrower hereunder shall be joint and several.

F.       This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, all of which will constitute one and the same agreement.

G.   THIS AGREEMENTREPRESENTSTHE FINAL AGREEMENT BETWEEN THE PARTIES. AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CDPITEMPQRANEQUI ORSUBSEQUENTORALAGREEMENTS OFTHE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED  effective for all purposes as of the date first above written,

BORROWER:

FIRST STREET SURGICAL CENTER, L.P.

By: FIRST SURGICAL PARTNERS, LLC,

A Texas limited liability company, its General Partner

By: /s/ Tony Rotondo, Member

By: /s/ jacobo Varon, MD, Member

GRANTOR:

FIRST STREET MANAGEMENT CORP,

A Texas corporation

Its General Partner

By: /s/Jacobo Varon, MD, President

Lender:

THE BANK OF RIVER OAKS

/s/ Mark Troth, President

THE STATE OF TEXAS
COUNTY OF HARRIS
This instrument was acknowledged before me on the (18) day of  (Feb) 2011, by Tony Rotondo, Member for and on behalf of First Surgical Partners, LLC, a Texas limited liability company in its capacity as the General Partner of FIRST STREET SURGICAL CENTER, LP, a Texas limited partnership.

/s/ Brenda Tappin
Notary Public, State of Texas

THE STATE OF TEXAS
COUNTY OF HARRIS
This instrument was acknowledged before me on the (18) day of  (Feb) 2011, by Jacobo Varon, M.D., Member for and on behalf of First Surgical Partners, LLC, a Texas limited liability company in its capacity as the General Partner of FIRST STREET SURGICAL CENTER, LP, a Texas limited partnership.

/s/ Brenda Tappin
Notary Public, State of Texas

THE STATE OF TEXAS
COUNTY OF HARRIS
This instrument was acknowledged before me on the (18) day of  (Feb) 2011, by Jacobo Varon, M.D., President for and on behalf of First Street Management Corp., , a Texas corporation in its capacity as the General Partner of FIRST STREET HOLDINGS, LTD., , a Texas limited partnership.

/s/ Brenda Tappin
Notary Public, State of Texas

AFTER RECORDATION, RETURN TO:

THE BANK OF RIVER OAKS
2348 W. Holcombe
Houston, Texas 77030
Attn:  Mark Troth

Exhibit “A”

Tract I

Field Notes

0.1893 Acres (or 8,246 square feet) out of Block 2 of the Townsite of Bellaire, in the City of Bellaire, Harris County, Texas, according to the plat of said townsite recorded in Volume3, Page 59, Harris County Map Records, and being all of Lot 25 and part of Lot 26 of said Block, said 0.1893 acre of land being more particularly described as follows:

BEGINNING at a 5/8” iron rod set for corner at the southeast corner of said Lot 25 on the north right-of-way line of Chestnut Street at its intersection with the west right-of-way line of First Street, both 60 feet wide;

THENCE West with the south line of Lot 26 and said north right-of-way line 50.00 feet to a 5/8” iron rod set for corner at the southwest corner of Lot 25 and southeast corner of Lot 24.

THENCE North, in part, with the west line of Lot 25 and the east line of Lot 24 at 135.00 feet pass the northwest corner of Lot 25 and the northeast corner of Lot 24 on the south line of Lot 26, and continue a total distance of 150.00 feet to an “X” mark cut on Bissonnet street, from which another “X” mark found on side walk bears south 0.70 foot and West 0.17 foot;

THENCE North 60° 16’ 30” East along said concrete walk with said south right-of –way line 67.58 feet to an “X” mark cut on said walk for corner at the southeast corner of Lot 26 at the intersection of said south right-of-way line with the west right-of-way line of First Street, from which another “X” mark found on said walk bears South 0.98 foot and West 0.17 foot;

THENCE South with the west line of Lot 26 and Lot 25 and with said west right-of-way line, at 44.15 feet past the southeast corner of Lot 24 and the southeast corner of Lot 25, and continue a total distance of 279.18 feet to the PLACE OF BEGINNING.

/s/Chalmers R. Miller
Registered Professional
Land Surveyor No. 4222

EXHIBIT “A”

Tract II

FIELD NOTES

0.4821 Acre (or 21,000 square feet) out of Block 3 of the Townsite of Bellaire, in the City of Bellaire, Harris County, Texas, according to the plat of said townsite recorded in Volume 3, Page 59 Harris County Map Records, and being all of Lots 1, 2 and 3 of said Block and the north half of the adjacent 10 foot Alley described in Quit Claim Deed from the City of Bellaire recorded under Harris County Clerk’s file No. S 228250m saud 0.4821 acre of land being more particularly described as follows:

BEGINNING at a 5/8” iron rod with cap found for corner at the northeast corner of said Lot 1 on the south right-of-way line of Chestnut Street at its intersection with the west right-of-way line of First Street, both 60 feet wide;

THENCE South in part with the east line of said Lot 1 with said west right-of-way, at 135.00 feet pass the southeast corner of said lot, and continuing a total distance of 140.00 feet to a 5/8” iron rod found for corner on the centerline of said alley;

THENCE West with the centerline of said alley 150.00 feet to a 5/8” iron rod found for corner, from which a ½” iron rod bears North 5.45 feet and East 0.40 feet, and from which a nail in flagging on a wood deck bears North 46° 35’ 41” East 0.97 foot;

THENCE North, at 5.00 feet pass the southwest corner of Lot 3 and the southeast corner of Lot 4, and continue a total distance of 140.00 feet to a 5/8” iron rod found for corner at the northwest corner of Lot 3 and the northeast corner of Lot 4 on the south right-of-way line of Chestnut Street;

THENCE East with the north line of Lots 3, 2, and 1 and with said south right-of-way line 150.00 feet to the PLACE OF BEGINNING.

/s/ Chalmers R. Miller,
Registered Professional
Land Surveyor No. 4222

EXHIBIT “A”

Tract III

FIELD NOTES

2380 Square Feet of land, being a strip of land 39.67 feet wide across the sixty foot wide right-of-way of Chestnut Street between Block 2 and Block 3 of the Townsite of Bellaire, plat of which is recorded in Volume 3, Page 59, Harris County Map Records, being in the City of Bellaire in Harris County, Texas, said strip of land being more particularly described as follows:

BEGINNING at a 5/8” iron rod set on the east edge of a concrete walkway on the north right-of-way line of Chestnut Street and the south line of said Block 2 from which a nail set in the expansion joint of a concrete walk at the southeast corner of Block 2 at the intersection of said north right-of-way line with the west right-of-way line of First Street bears East 10.00 feet;

THENCE South across Chestnut Street along the east face of the second floor of a brick and stucco building 60.00 feet to the point for corner on the south right-of-way from which a 5/8” iron rod with cap found at the northeast corner of Block 3 at the intersection of said south right-of-way line of First Street bears East 10.00 feet;

THENCE West with said south right-of-way line 39.67 feet to a point for corner;

THENCE North across Chestnut Street along the west face of the second floor of said building 60.00 feet to a point for corner on said north right-of-way line and the south line of Block 2;

THENCE East with said line 39.67 feet to the PLACE OF BEGINNING.

/s/ Chalmers R. Miller,
Registered Professional
Land Surveyor No. 4222